Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186
Trading Symbol: VGZ Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Agreements to Purchase Properties Adjacent to the Guadalupe de los Reyes Project in México to Consolidate Vista’s Land Position and Increase Vista’s Estimated Gold and Silver Resources

Denver, Colorado, December 19, 2007 – Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that it and Grandcru Resources Corporation have signed an agreement for Vista to acquire Grandcru’s interest in two gold/silver mineral properties adjacent to Vista’s Guadalupe de los Reyes project in Sinaloa, México, subject to receipt of all necessary regulatory and other approvals.

Under the terms of the agreement, Vista will (a) pay Grandcru US$425,000 less any amounts payable in back taxes on the mining concessions, and pay a private investment group known as the San Miguel Group US$75,000, and (b) issue to Grandcru and the San Miguel Group, in aggregate, common shares of Vista with a value of US$1,000,000 on closing.  In addition, Vista has reached agreement with Goldcorp Inc. and its Mexican subsidiary, Desarrollos Mineros San Luis, S.A. de C.V. (together, “San Luis”), and with the San Miguel Group to complete the acquisition of their respective interests at the same time as the closing occurs with Grandcru. Vista will pay a 2% net smelter returns royalty (“NSR”) on all minerals produced payable to the San Miguel Group on the mining concessions known as the San Miguel Concessions. Vista will pay San Luis a 1% NSR on mining concessions known as the San Luis Concessions and the San Miguel Concessions, and 2% to 3% NSR depending on the gold price on Vista’s mining concessions known as the Gaitán Concessions. At gold prices below US$499.99 per ounce, the royalty payable to San Luis on the Gaitán Concessions will be 2% and at or above US$500 per ounce, the royalty will be 3%. Certain of the San Luis Concessions are subject to a pre-existing underlying royalty of 3% NSR payable to Sanluis Corporación, S.A. de C.V.

As previously announced by Vista on September 29, 2003, a resource study on the portion of the Guadalupe de los Reyes property held by Vista was completed on July 17, 2003, by Pincock, Allen & Holt Ltd., of Lakewood, Colorado, an independent consulting firm, in accordance with Canadian National Instrument 43-101 guidelines under the supervision of Leonel López and Mark G. Stevens, independent qualified persons, and titled “Technical Report for the Guadalupe de Los Reyes Gold-Silver Project, State of Sinaloa, Western México” and filed on SEDAR under Vista Gold Corp. The results of the study indicated that at a cutoff grade of 0.5 g/t gold, the portion of the property held by Vista contains 6.3 million tonnes grading 1.36 g/t gold and 23.0 g/t silver for an estimated 277,600 ounces of gold and 4.7 million ounces of silver in the indicated resources(1) category, and 3.8 million tonnes grading 2.01 g/t gold and 65.6 g/t silver for an estimated 247,850 ounces of gold and 8.1 million ounces of silver in the inferred resources(2) category.

A resource analysis on the portion of the Guadalupe de los Reyes property that Grandcru holds an interest in was completed for Grandcru on April 11, 2005, by Pincock Allen & Holt Ltd. of Lakewood, Colorado, in accordance with Canadian National Instrument 43-101 guidelines under the supervision of Leonel López and Mark G. Stevens, independent qualified persons, and titled “Technical Report, Los Reyes, Gold-Silver Project, State of Sinaloa, Western México” and filed on SEDAR under Grandcru Resources Corporation. The results of the study indicated that at a cutoff grade of 0.5 g/t gold, the portion of the property covered by Grandcru’s option contains 3.7 million tonnes grading 1.73 g/t gold and 30.4 g/t silver for an estimated 207,000 ounces of gold and 3.6 million ounces of silver in the indicated resources(1) category, and 1.0 million tonnes grading 2.05 g/t gold and 39.4 g/t silver for an estimated 68,000 ounces of gold and 1.3 million ounces of silver in the inferred resources(2) category.

Based on the two studies noted above, at a cutoff grade of 0.5 g/t gold, the combined gold and silver resources, which are the total estimated gold and silver resources in the Guadalupe de los Reyes district, are as shown in the following table:

Guadalupe de los Reyes Project Mineral Resource Estimates

(Resource estimates have been adjusted to reflect material removed from old underground workings)

	Metric Tonnes	Gold Grade (g/t)	Contained Gold Ounces	Silver Grade (g/t)	Contained Silver Ounces
Indicated(1)	10,061,000	1.50	484,600	25.7	8,300,000
Inferred(2)	4,876,000	2.02	315,850	60.0	9,400,000

(1) Cautionary Note to U.S. Investors concerning estimates of Indicated Resources: This document uses the term “indicated resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves.

(2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This document uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or other economic study. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The consolidation of the mineral rights in this historic mining district will allow Vista to conduct a comprehensive exploration and development program. The resource estimates demonstrate potentially economic gold and silver grades and expansion of the resource base could make the project attractive to put into production.

The Guadalupe de los Reyes project is situated in the western side of the Sierra Madre Occidental Province, a late Cretaceous to Tertiary age volcanic sequence that extends for hundreds of kilometers. This geologic province encloses a number of historically productive gold and silver deposits including Guadalupe de los Reyes and others, such as Hostotipaquillo, Bolaños, Guanajuato, La Ciénega, Tayoltita, Topia, Batopilas, and Dolores.

Mineralization in the project area has been found in nine target areas along a series of nine northwesterly trending structural zones in andesites of Tertiary age of the Lower Volcanic Sequence.

Mineralization occurs in westward dipping structural zones that range from a few meters to several tens of meters in thickness.  Some of these targets have bulk tonnage potential, which may be amenable to open-pit mining, such as El Zapote, San Miguel, Guadalupe Mine (Laija and West), Tahonitas, Noche Buena, and El Orito zones. The El Zapote zone has received the most extensive exploration to date.

Vista plans to explore the property in a staged approach beginning with a compilation and review of the several data sets followed by geologic mapping, sampling and where appropriate, geophysical coverage of the whole property package.  Vista’s data review is intended to identify potential extensions of known mineralization and structural zones that are targets for new areas of mineralization. Vista then will evaluate and rank mineralized zones and prospective areas to define drill targets.

Fred Earnest, Vista’s President and COO, stated, “This acquisition marks an intensification of Vista’s efforts in México. As we build the Paredones Amarillos project, planned for completion by the last quarter 2009, it makes sense for us to undertake further developments in México. The consolidation of the mineral properties at Guadalupe de los Reyes, while adding to Vista’s estimated gold and silver resource base, more importantly results in a land package that we believe will generate significant exploration opportunities and also is potentially attractive for development of the project into an operating mine.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. Vista has recently completed a preliminary feasibility study on the Paredones Amarillos project in México that indicated positive results at gold prices lower than those now prevailing. Vista plans to confirm these results with definitive feasibility studies in 2008. Vista is undertaking programs to advance the Paredones Amarillos project, including the purchase of long delivery equipment items, so that construction can begin during the second half of 2009. The results of a preliminary assessment completed in 2007 on the Mt. Todd project in Australia were encouraging and additional technical studies are underway with a definitive feasibility study planned for completion by the end of 2008. Vista’s other holdings include the Guadalupe de los Reyes project in México, Yellow Pine project in Idaho, Awak Mas project in Indonesia, Long Valley project in California, and Amayapampa project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of applicable Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as completion of the pending acquisition as announced herein of the gold/silver mineral properties in the Guadalupe de los Reyes area, estimates of gold and silver mineralization at the Guadalupe de los Reyes property, potential for economic gold and silver grades, potential to add to gold and silver resource estimates at the property, potential for open-pit mining at certain targets in the property, Vista’s plans for exploration of the property including compilation and review of data and identification of drill targets, exploration and development opportunities at the Guadalupe de los Reyes property, potential extensions of known mineralization and identification of structural zones that are targets for new mineralization at the property, potential for development of an operating mine at the property, plans for development of the Paredones Amarillos property including anticipated time for commencement of production, schedule for anticipated production decision at the Mt. Todd property, results of preliminary economic assessments and preliminary feasibility studies, Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com